                               INVESTMENT SUBADVISORY AGREEMENT

                                         By and Among

                                Aid Association for Lutherans
                                             and
                                     LB Series Fund, Inc.
                                             and
                                T. Rowe Price Associates, Inc.

INVESTMENT  SUBADVISORY  AGREEMENT,  made as of the ___ day of _______,  2002, (the "Effective
Date") by and among Aid Association for Lutherans,  a fraternal  benefit society organized and existing  under the laws of the  State of  Wisconsin  ("Adviser"),  LB Series  Fund,  Inc.,  a
corporation  organized and existing under the laws of the State of Minnesota ("Fund"),  and T.
Rowe Price  Associates,  Inc., a  corporation  organized  and  existing  under the laws of the
State of Maryland ("Subadviser").

WHEREAS,  Adviser has entered into an Investment  Advisory  Agreement  dated as of the 1st day of January,  2002  ("Advisory  Agreement")  with the Fund,  which is engaged in business as an open-end  investment  company  registered under the Investment Company Act of 1940, as amended
("1940 Act"); and

WHEREAS,  the  Fund  is  authorized  to  issue  shares  of  the  TRP  Growth  Stock  Portfolio
("Portfolio"), a separate series of the Fund; and

WHEREAS,   Subadviser  is  engaged  principally  in  the  business  of  rendering   investment
supervisory  management  services  and  is  registered  as an  investment  adviser  under  the
Investment Advisers Act of 1940, as amended ("Advisers Act"); and

WHEREAS,  the Fund and Adviser  desire to retain  Subadviser as subadviser to furnish  certain investment  advisory  services  to Adviser  and the  Portfolio  and  Subadviser  is willing to furnish such services;

NOW,  THEREFORE,  in  consideration  of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.      Appointment.  (A) Adviser  hereby  appoints  Subadviser as its  investment  subadviser with  respect  to the  Portfolio  for the  period  and on the  terms set forth in this
        Agreement,  and (B) Subadviser  hereby accepts such  appointment  and agrees to render the services herein set forth, for the compensation herein provided.

II.     Additional  Series.  In the  event  that the Fund  establishes  one or more  series of shares  other  than the  Portfolio  with  respect to which  Adviser  desires to retain
        Subadviser to render investment advisory services  hereunder,  Adviser shall so notify
        Subadviser in writing,  indicating  the advisory fee to be payable with respect to the additional  series of shares.  If Subadviser is willing to render such services on the terms  provided  for herein,  it shall so notify  Adviser in writing,  whereupon  such series shall become a Portfolio hereunder.

III.    Duties of Subadviser.

        A.     Subadviser is hereby  authorized  and directed and hereby agrees to (i) furnish continuously an investment  program for the Portfolio,  and (ii) determine from time to time what  investments  shall be purchased,  sold or exchanged and what portion of the assets of the  Portfolio  shall be held  uninvested.  Subadviser shall perform these duties  subject  always to (1) the overall  supervision  of
               Adviser and the Board of  Directors of the Fund (the  "Board"),  (2) the Fund's
               Articles and By-laws (as defined below),  as amended from time to time, (3) the stated  investment  objectives,  policies and  restrictions of the Portfolio as set  forth in the  Fund's  then  current  Registration  Statement  (as  defined below),  (4) any  additional  policies or guidelines  established by Adviser or
               Board  that have been  furnished  in  writing  to  Subadviser,  (5)  applicable provisions of law, including,  without limitation, all applicable provisions of the 1940 Act and the rules and regulations  thereunder,  and (6) the provisions of the Internal  Revenue Code of 1986,  as amended (the "Code")  applicable  to
               "regulated  investment  companies" (as defined in Section 851 of the Code),  as amended from time to time. In  accordance  with Section VII,  Subadviser  shall arrange  for  the  execution  of all  orders  for  the  purchase  and  sale  of securities and other investments for the Portfolio's  account and will exercise full  discretion  and act for the  Fund in the  same  manner  and with the same force and effect as the Fund might or could do with respect to such  purchases, sales,  or other  transactions,  as well as with  respect  to all other  things necessary  or  incidental  to the  furtherance  or conduct  of such  purchases, sales, or other transactions.

        B.     Subadviser shall have no responsibility  with respect to maintaining custody of the Portfolios  assets.  Subadviser  shall affirm  security  transactions  with central  depositories  and advise the custodian of the Portfolio  ("Custodian")
               or such  depositories  or agents as may be  designated by Custodian and Adviser promptly of each  purchase  and sale of a portfolio  security,  specifying  the name of the  issuer,  the  description  and  amount  or number of shares of the security  purchased,  the market price,  the commission and gross or net price, the trade date and settlement date and the identity of the effecting  broker or dealer.  Subadviser shall from time to time provide  Custodian and Adviser with evidence of authority of its personnel who are authorized to give  instructions to Custodian.

        C.     Unless  Adviser  advises  Subadviser  in writing that the right to vote proxies has been  expressly  reserved to Adviser or the Fund or otherwise  delegated to another  party,  Subadviser  shall  exercise  voting  rights  incident  to  any securities  held in the Portfolio  without  consultation  with Adviser or Fund, provided that  Subadviser  will follow any written  instructions  received from
               Adviser or Fund with  respect  to voting as to  particular  issues.  Subadviser shall  instruct  the  Custodian  to respond  to all  corporate  action  matters
               incident  to  the  securities   held  in  the  Portfolio   including,   without
               limitation,  proofs of claim in  bankruptcy  and class  action  cases and shelf registrations,  provided such materials,  including proxy  solicitations,  have been forward to the Subadviser in a timely fashion by the Custodian.

        D.     Subadviser  shall,  upon  Adviser's  request,  consult  with  Adviser to assist
               Adviser in its  development  of  strategic  marketing  plans for the Fund on or before  November 30 in each year for the  following  calendar year with respect to the Portfolio and the variable  contract for which it provides an underlying investment  choice.  Subadviser  shall also,  from time to time,  provide  such additional  marketing  support as Adviser may  reasonably  request,  including, without limitation,  assistance in product roll-outs, on-going product training and sales  support,  and  development  of sales  strategies.  Subadviser  shall coordinate  all  marketing  support  efforts with Adviser,  including,  without limitation,  the  promotion  of products,  training of  Adviser's  field force, seminars  promoting the Portfolio and preparation of presentations  for clients
               (collectively  referred to as the  activities of  "Wholesalers").  Wholesalers'
               participation in on-site presentations,  sales desk training,  conferences, and portfolio manager conference calls shall first be approved by Adviser.

        E.     Upon request of Adviser  and/or Fund,  Subadviser  shall provide  assistance in connection  with the  determination  of the fair  value  of  securities  in the
               Portfolio for which market quotations are not readily available.

        F.     In the  performance  of its  duties  hereunder,  Subadviser  is and shall be an
               independent   contractor  and  except  as  expressly  provided  for  herein  or otherwise  expressly  provided or authorized shall have no authority to act for or represent  the Portfolio or the Fund in any way or otherwise be deemed to be an agent of the Portfolio, the Fund or of Adviser.

IV.     Compensation.  For the services provided pursuant to this Agreement,  Subadviser shall receive an investment  management fee as set forth in Schedule 1, attached  hereto and incorporated  herein by  reference.  The  management  fee shall be payable  monthly in arrears  to  Subadviser  on or  before  the 10th day of the next  succeeding  calendar month.  Adviser  shall  provide a  worksheet  with the  monthly  payment  showing  the
        Portfolio's  average daily net assets and the  calculation of  Subadvisers  investment management fee. If this Agreement  becomes  effective or terminates  before the end of any month,  the  investment  management  fee for the period from the effective date to the end of such month or from the beginning of such month to the date of  termination, as the case may be,  shall be prorated  according to the  proration  which such period bears to the full month in which such effectiveness or termination occurs.

V.      Expenses.  During  the term of this  Agreement,  Subadviser  will  bear  all  expenses incurred by it in the performance of its duties  hereunder,  other than those expenses specifically  assumed by the Fund  hereunder.  The Fund shall assume and shall pay all brokers' and  underwriting  commissions  chargeable to the Fund in connection with the securities transactions to which the Portfolio is a party.

VI.     Duties  of  Adviser.  Adviser  has  furnished  Subadviser  with  copies of each of the following  documents and will furnish to Subadviser at its principal office all future amendments and  supplements to such  documents,  if any, as soon as practicable  after such documents become available:

               (1)    The Articles of  Incorporation  of the Fund,  as filed with the State of
                      Minnesota,  as in effect on the date hereof and as amended  from time to time ("Articles");

               (2)    The  by-laws of the Fund as in effect on the date  hereof and as amended from time to time ("By-Laws");

               (3)    Certified  resolutions  of the  Board  authorizing  the  appointment  of
                      Adviser and Subadviser and approving the form of the Advisory  Agreement and this Agreement;

               (4)    The Fund's Registration  Statement under the 1940 Act and the Securities
                      Act of 1933,  as amended  (the "1933  Act") on Form N-1A,  as filed with
                      the  Securities  and  Exchange   Commission   ("SEC")  relating  to  the
                      Portfolio  and its  shares  and all  amendments  thereto  ("Registration
                      Statement");

               (5)    The  Notification of Registration of the Fund under the 1940 Act on Form
                      N-8A as filed with the SEC and any amendments thereto;

               (6)    The Portfolio's most recent prospectus (the "Prospectus"); and

               (7)    Copies of reports made by the Fund to its shareholders.

               Adviser  shall  furnish  Subadviser  with any further  documents,  materials or information that Subadviser may reasonably  request to enable it to perform its duties pursuant to this Agreement.

               During the term of this  Agreement,  Adviser shall furnish to Subadviser at its principal office all prospectuses,  proxy statements,  reports to shareholders, advertisements,  sales  literature or other material  prepared for distribution to  shareholders of the Fund or the public which refer to the Subadviser or its clients in any way, at a reasonable time prior to the use thereof,  and Adviser shall not use any such  materials if Subadviser  reasonably  objects in writing five (5)  business  days (or such other time as may be mutually  agreed)  after receipt thereof.  Adviser shall ensure that materials  prepared by employees or agents of Adviser or its affiliates  that refer to Subadviser or its clients in any way are consistent with those materials  previously  approved by Subadviser as referenced in the preceding sentence.

VII.    Portfolio Transactions.

        A.     Subadviser  agrees that,  in executing  portfolio  transactions  and  selecting brokers or dealers,  if any, it shall use its best efforts to seek on behalf of the Portfolio the best overall terms  available.  In assessing the best overall terms available for any  transaction,  Subadviser shall consider all factors it deems  relevant,  including  the  breadth of the market in and the price of the security,  the financial  condition  and execution  capability of the broker or dealer, and the  reasonableness of the commission,  if any, with respect to the specific  transaction  and  on a  continuing  basis.  In  evaluating  the  best overall  terms  available,  and in selecting  the broker or dealer,  if any, to execute a particular  transaction,  Subadviser  may also consider the brokerage and  research  services  (as those  terms are  defined in Section  28(e) of the
               Securities  Exchange  Act  of  1934,  as  amended  ("1934  Act"))  provided  to
               Subadviser  with  respect to the  Portfolio  and/or other  accounts  over which
               Subadviser   exercises   investment   discretion.   Subadviser   may,   in  its
               discretion,  agree to pay a broker or dealer that  furnishes  such brokerage or research  services a higher  commission than that which might have been charged by another  broker-dealer  for effecting the same  transactions,  if Subadviser determines in good faith that such  commission is reasonable in relation to the brokerage  and research  services  provided by the broker or dealer,  viewed in terms of either that particular transaction or the overall  responsibilities of
               Subadviser  with respect to the  accounts as to which it  exercises  investment discretion  (as such term is defined under  Section  3(a)(35) of the 1934 Act).
               Subadviser shall, upon request from Adviser,  provide such periodic and special reports  describing any such brokerage and research  services  received and the incremental  commissions,  net  price or  other  consideration  to  which  they relate.

        B.     In no  instance  will  portfolio  securities  be  purchased  from  or  sold  to
               Subadviser,  or any affiliated  person  thereof,  except in accordance with the federal securities laws and the rules and regulations thereunder.

        C.     Subadviser  may buy securities for the Portfolio at the same time it is selling such  securities  for another  client  account and may sell  securities for the
               Portfolio  at  the  time  it is  buying  such  securities  for  another  client
               account.   In  such  cases,   subject  to  applicable   legal  and   regulatory
               requirements,  and in compliance  with such procedures of the Fund as may be in effect from time to time,  Subadviser may effectuate cross transactions between the Portfolio and such other account if it deems this to be advantageous.

        D.     On occasions when Subadviser  deems the purchase or sale of a security to be in the  best  interest  of the  Fund as  well  as  other  clients  of  Subadviser,
               Subadviser,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation  to,  aggregate the securities to be purchased or sold to  attempt  to  obtain  a more  favorable  price  or  lower  brokerage
               commissions  and  efficient  execution.   In  such  event,  allocation  of  the
               securities  so  purchased  or sold,  as well as the  expenses  incurred  in the transaction,  will be made by Subadviser in the manner Subadviser  considers to be the most  equitable and  consistent  with its fiduciary  obligations  to the
               Fund and to its other clients.

VIII.   Ownership of Records.  Subadviser  shall maintain all books and records required to be maintained  by  Subadviser  pursuant  to the 1940 Act and the  rules  and  regulations promulgated  thereunder with respect to  transactions  on behalf of the Portfolio.  In compliance with the requirements of Rule 31a-3 under the 1940 Act,  Subadviser  hereby agrees (A) that all records that it maintains  for the  Portfolio  are the property of the Fund, (B) to preserve for the periods  prescribed by Rule 31a-2 under the 1940 Act any records that it maintains  for the Fund and that are required to be  maintained by
        Rule 31a-1 under the 1940 Act, and (C) to  surrender  promptly to the Fund any records that  it  maintains  for  the  Fund  upon  request  by the  Fund;  provided,  however,
        Subadviser may retain copies of such records.

IX.     Reports and Meetings.

        A.     Subadviser  shall  furnish to the Board or Adviser,  or both,  as  appropriate, such information,  reports, evaluations,  analyses and opinions as are required by law or that the Board or Adviser,  as appropriate,  may reasonably  require, including,  without  limitation:  compliance  reporting and certification  with respect to:

               1.   Affiliated Brokerage Transactions
               2.   Affiliated Underwritings
               3.   Cross Transactions
               4.   Prospectus Compliance
               5.   Code of Ethics
               6.   Soft Dollar Usage
               7.   Fair Valuation Determinations

        B.     Subadviser  shall make available in person or via telephone to the Board and to
               Adviser personnel of Subadviser as the Board or Adviser may reasonably  request to review the investments  and the investment  program of the Portfolio and the services  provided  by  Subadviser  hereunder,  provided  that,  the  portfolio manager of the  Portfolio  shall not be  required to attend in person more than one meeting per calendar year.

X.      Services  to  Other  Clients.  Nothing  contained  in this  Agreement  shall  limit or restrict (i) the freedom of Subadviser,  or any affiliated  person thereof,  to render investment  management  and  corporate  administrative  services  to other  investment companies,  to act as  investment  manager or investment  counselor to other  persons, firms, or  corporations,  or to engage in any other business  activities,  or (ii) the right  of any  director,  officer,  or  employee  of  Subadviser,  who  may  also be a director,  officer,  or  employee of the Fund,  to engage in any other  business or to devote his or her time and  attention in part to the  management  or other  aspects of any other business, whether of a similar nature or a dissimilar nature.

XI.     Subadviser's  Use of the  Services of Others.  Subadviser  may,  at its cost,  employ, retain,  or otherwise  avail itself of the services or  facilities of other persons or organizations  for the purpose of providing  Subadviser or the Fund or  Portfolio,  as appropriate,  with  such  statistical  and  other  factual  information,  such  advice regarding  economic factors and trends,  such advice as to occasional  transactions in specific  securities,  or such other information,  advice, or assistance as Subadviser may deem  necessary,  appropriate,  or convenient for the discharge of its obligations hereunder or otherwise  helpful to the Fund or the Portfolio,  as  appropriate,  or in the  discharge  of  Subadviser's  overall  responsibilities  with respect to the other accounts that it serves as investment manager or counselor.

XII.    Liability  of  Subadviser;   Indemnification.   Neither  Subadviser  nor  any  of  its
        officers,  directors,  or employees  ("Related  Persons"),  nor any person  performing executive,  administrative,  trading,  or other  functions for the Fund, the Portfolio
        (at the  direction  or  request  of  Subadviser)  or  Subadviser  in  connection  with
        Subadviser's  discharge  of its  obligations  undertaken  or  reasonably  assumed with respect to this Agreement  shall be liable for (i) any error of judgment or mistake of law or for any loss  suffered  by the Fund or  Portfolio  or (ii) any error of fact or mistake of law contained in any report or data provided by Subadviser,  except for any error,  mistake or loss  resulting  from  willful  misfeasance,  bad  faith,  or gross negligence in the  performance  by Subadviser or such Related  Person of  Subadviser's duties on behalf of the Fund or Portfolio or from reckless  disregard by Subadviser or any such Related Person of the duties of Subadviser  pursuant to this Agreement  (each of which is referred to as a "Culpable Act").

        Notwithstanding  the foregoing,  any stated limitations on liability shall not relieve
        Subadviser  from any  responsibility  or liability  Subadviser may have under state or federal statutes.

        Subadviser  shall  indemnify  Adviser and its Related  Persons and hold them  harmless from and against any and all  losses,  damages,  costs,  charges,  reasonable  counsel fees, payments,  expenses and liabilities  (collectively,  "Damages") arising directly or indirectly out of or in connection  with the  performance of services by Subadviser or its Related  Persons  hereunder to the extent such  Damages  result from a Culpable
        Act of Subadviser or its Related Persons.

        Adviser  shall  indemnify  Subadviser  and its  Related  Persons  from and against any
        Damages  arising  directly or indirectly out of or in connection  with the performance of services by Adviser or its Related  Persons  under this  Agreement  or the Advisory
        Agreement,  in  each  case,  to the  extent  such  Damages  result  from  any  willful misfeasance,  bad faith,  gross  negligence  or  reckless  disregard  of its duties by
        Adviser or any of its Related Persons.

XIII.   Representations  of  Subadviser.   Subadviser  represents,  warrants,  and  agrees  as
        follows:

        A.     Subadviser  (i) is registered as an investment  adviser under  Advisers Act and will  continue to be so  registered  for so long as this  Agreement  remains in effect;  (ii) is not  prohibited  by the  1940  Act or the  Advisers  Act  from performing  the services  contemplated  by this  Agreement;  (iii) has met, and will  continue  to meet for so long as this  Agreement  remains in effect,  any other applicable federal or state requirements,  or the applicable requirements of any regulatory or industry  self-regulatory  agency,  necessary to be met in order to perform the  services  contemplated  by this  Agreement;  (iv) has the authority  to  enter  into  and  perform  the  services  contemplated  by  this
               Agreement;  and (v) will  immediately  notify  Adviser of the occurrence of any event that would  disqualify  Subadviser from serving as an investment  adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

        B.     Subadviser  has  adopted  a  written  code of ethics  (the  "Subadviser  Code")
               complying  with the  requirements  of Rule 17j-1  under the 1940 Act, as may be amended  from time to time,  and,  has provided the Adviser and the Fund with a copy of the  Subadviser  Code,  together  with  evidence of its  adoption.  The
               Subadviser  certifies that it has adopted  procedures  reasonably  necessary to prevent  access  persons  as  defined in Rule  17j-1  ("Access  Persons")  from violating the Subadviser  Code. On a quarterly  basis,  Subadviser will either;
               (i) certify to Adviser that  Subadviser  and its Access  Persons have  complied with  Subadviser  Code with  respect to the  Portfolio,  or (ii)  identify  any material  violations of the Subadviser Code which have occurred with respect to the  Portfolio.  In  addition,  Subadviser  will  furnish at least  annually to
               Adviser and the Board a written  report that (a) describes  any issues  arising under the Subadviser  Code since the last report to the Board,  including,  but not limited to,  information  about material  violations of the Subadviser Code with  respect  to the  Portfolio  and  sanctions  imposed  in  response  to the
               material   violations  and  (b)  certifies  that  the  Subadviser  has  adopted procedures  reasonably  necessary to prevent  Access Persons from violating the
               Subadviser Code.

        C.     Subadviser  has  provided  Adviser  and the Fund with a copy of its Form ADV as most  recently  filed with the SEC and,  if not so filed,  the its most  recent
               Part 2 of Form ADV, and will,  promptly  after filing any amendment to its Form
               ADV with the SEC,  and, if not so filed,  any  amendment  to Part 2 of its Form
               ADV, furnish a copy of such amendment to Adviser.

XIV.    Representation of Adviser.  Adviser  represents,  warrants and agrees that Adviser (i)
        is registered as an investment  adviser under  Advisers Act and will continue to be so registered for so long as this Agreement remains in effect;  (ii) is not prohibited by the 1940 Act or the Advisers Act from  performing  the services  contemplated  by this
        Agreement;  (iii) has met,  and will  continue  to meet for so long as this  Agreement remains  in  effect,  any  other  applicable  federal  or state  requirements,  or the
        applicable  requirements  of  any  regulatory  or  industry   self-regulatory  agency,
        necessary to be met in order to perform the services  contemplated  by this Agreement;
        (iv) has the  authority  to enter into and perform the services  contemplated  by this
        Agreement;  and (v) will  immediately  notify  Adviser of the  occurrence of any event that  would  disqualify  Subadviser  from  serving  as  an  investment  adviser  of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

XV.     Compliance  with  Applicable   Regulations.   In  performing  its  duties   hereunder,
        Subadviser shall act in conformity at all times with all applicable  provisions of the
        1940 Act and the  Advisers  Act,  and any rules and  regulations  adopted  thereunder;
        Subchapter  M  of  the  Code;  the  provisions  of  the  Registration  Statement;  the provisions  of the  Articles  and the By-Laws of the Fund,  as the same may be amended from time to time; and any other applicable provisions of state or federal law.

XVI.    Term of  Agreement.  This  Agreement  shall become  effective  with respect to the TRP
        Growth  Stock  Portfolio on the  Effective  Date and,  with respect to any  additional
        Portfolio,  on the date of receipt by the  Adviser of notice  from the  Subadviser  in accordance  with  Section  II  hereof  that  the  Subscriber  is  willing  to serve as
        Subadviser  with  respect to such  Portfolio.  Unless  sooner  terminated  as provided herein,  this Agreement shall continue in effect for two years from the Effective Date with respect to the TRP Growth Stock  Portfolio  and, with respect to each  additional
        Portfolio,  for two years from the date on which this Agreement becomes effective with respect to such  Portfolio.  Thereafter,  this Agreement shall continue in effect from year to year,  with respect to the Portfolio,  subject to the  termination  provisions and all other terms and conditions  hereof, so long as (a) such continuation  shall be specifically  approved  at least  annually  (i) by either the  Board,  or by vote of a majority of the outstanding voting securities of the Portfolio;  (ii) in either event, by the vote,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  of a majority of the Directors of the Fund who are not  interested  persons of any party to this Agreement,  cast in person at a meeting called for the purpose of voting on such  approval;  and (b)  Subadviser  shall not have  notified the Fund,  in writing,  at  least 60 days  prior  to such  approval  that it does  not  desire  such continuation.  Subadviser shall furnish to the Fund,  promptly upon its request,  such information  as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVII.   Termination  of  Agreement.  Notwithstanding  the  foregoing,  this  Agreement  may be terminated  at any time,  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the  outstanding  voting  securities of the Portfolio on at least  60 days'  prior  written  notice  to  Subadviser.  This  Agreement  may also be terminated by Adviser:  (i) on at least 60 days' prior written  notice to  Subadviser, without the payment of any penalty;  (ii) upon material breach by Subadviser of any of the  representations  and warranties set forth in Section XIII of this  Agreement,  if such breach  shall not have been cured  within a 20-day  period  after  notice of such breach; or (iii) if Subadviser  becomes unable to discharge its duties and obligations under this  Agreement.  Subadviser may terminate  this Agreement at any time,  without the  payment  of any  penalty,  on at least 60 days'  prior  notice to  Adviser.  This
        Agreement shall terminate  automatically in the event of its assignment,  as such term is  defined  in the 1940 Act,  or upon  termination  of the  Advisory  Agreement.  Any approval,  amendment, or termination of this Agreement by the holders of a majority of the outstanding  voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue,  amend or terminate  this Agreement with respect to any such
        Portfolio  notwithstanding  (i) that such action has not been  approved by the holders of a majority of the outstanding  voting  securities of any other  Portfolio  affected thereby,  and/or (ii) that such action has not been approved by the vote of a majority of the  outstanding  voting  securities  of the  Fund,  unless  such  action  shall be required by any applicable law or otherwise.

XVIII.  Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived, discharged or terminated  only by an instrument in writing signed by the party against which  enforcement of the change,  waiver,  discharge or  termination is sought.  This
        Agreement  (including  any  exhibits  hereto)  may be  amended  at any time by written mutual consent of the parties,  subject to the  requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XIX.    Notification.  Subadviser will notify Adviser  promptly of any change in the portfolio manager of Subadviser with primary  responsibility for making investment  decisions in relation  to the  Portfolio  or who  have  been  authorized  to give  instructions  to
        Custodian.

XX.     Override Provisions. Notwithstanding any other provision of this Agreement:

        A. Prior to this Agreement being approved by a vote of a majority  of the  Portfolio's outstanding  voting  securities  in  accordance  with the 1940 Act: (i) in no event shall  compensation  paid to the Subadviser  hereunder  exceed the amount permitted by Rule 15a-4 under the 1940 Act; (ii) the portion of the  compensation  payable by the Fund to the Adviser under the terms of the Advisory  Agreement  with respect to such  Portfolio  that  is  equal  in  amount  to the  compensation  payable  to the
           Subadviser  hereunder  (the  "Subadviser  Escrow  Amount")  shall  be  held  in  an interest-bearing  escrow  account with the Fund's  custodian or a bank (the "Escrow
           Account");  and (iii) this  Agreement  may be  terminated  at any time  without the payment  of any  penalty,  by vote of the Board or by a vote of a  majority  of the outstanding  voting  securities of the  Portfolio on 10 days' prior written  notice to  the  Subadviser.  The  Subadviser  Escrow  Amount,  including  interest  earned thereon,  shall be paid promptly  after approval of this Agreement by the vote of a majority of the Portfolio's  outstanding  voting  securities in accordance with the
           1940 Act,  provided  that such  approval  is  obtained no later than 150 days after the date of this Agreement.

        B. If this  Agreement  is not  approved  by a vote of a  majority  of the  Portfolio's outstanding  voting  securities  within  the time  period  stated  above,  (i) this
           Agreement shall immediately  terminate;  and (ii) the Subadviser shall receive from the Escrow  Account the lesser of: (a) the sum of the amount of any costs  incurred by the  Subadviser  in  performing  its duties under this  Agreement  prior to such termination  plus  any  interest  earned  on  that  amount,  and (b) the sum of the
           Subadviser Escrow Amount plus any interest earned on that amount.

XXI.    Miscellaneous.

        A.     Governing  Law. This Agreement  shall be construed in accordance  with the laws of the  State of  Minnesota  without  giving  effect to the  conflicts  of laws principles  thereof and the 1940 Act. To the extent  that the  applicable  laws of the State of Minnesota  conflict with the applicable  provisions of the 1940
               Act, the latter shall control.

        B.     Insurance.  Subadviser  agrees to maintain errors and omissions or professional liability  insurance  coverage in an amount that is  reasonable in light of the nature and scope of Subadviser's business activities.

        C.     Captions.   The  captions   contained  in  this   Agreement  are  included  for
               convenience  of  reference  only and in no way  define  or  delimit  any of the provisions hereof or otherwise affect their construction or effect.

        D.     Entire   Agreement.   This  Agreement   represents  the  entire  agreement  and
               understanding  of the parties hereto and shall  supersede any prior  agreements between the parties  relating to the subject matter hereof,  and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

        E.     Interpretation.  Nothing herein  contained  shall be deemed to require the Fund to take any action  contrary  to its  Articles or  By-Laws,  or any  applicable statutory or  regulatory  requirement  to which it is subject or by which it is bound,  or to  relieve  or  deprive  the  Board of its  responsibility  for and control of the conduct of the affairs of the Portfolio.

        F.     Definitions.  Any question of  interpretation  of any term or provision of this
               Agreement  having  a  counterpart  in or  otherwise  derived  from  a  term  or provision  of the 1940 Act  shall be  resolved  by  reference  to such  term or provision  of the  1940  Act and to  interpretations  thereof,  if any,  by the
               United  States  courts or, in the  absence of any  controlling  decision of any such  court,  by  rules,  regulations,  or  orders  of the SEC  validly  issued pursuant to the 1940 Act. As used in this  Agreement,  the terms  "majority  of the outstanding voting securities,"  "affiliated  person," "interested person,"
               "assignment,"  broker," "investment adviser," "net assets," "sale," "sell," and
               "security"  shall  have the same  meaning  as such  terms have in the 1940 Act, subject  to  such  exemption  as  may be  granted  by  the  SEC  by  any  rule, regulation,  or  order.  Where  the  effect  of a  requirement  of the  federal securities  laws  reflected  in any  provision  of this  Agreement is made less restrictive by a rule,  regulation,  or order of the SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                            AID ASSOCIATION FOR LUTHERANS

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                            LB SERIES FUND, INC.

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                            T. ROWE PRICE ASSOCIATES, INC.

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                          Schedule I

                                 Dated as of January 1, 2002

                                       Subadvisory Fees

                                  TRP Growth Stock Portfolio

                      Average Daily Net Assets            Annual Rate
                        $0 - $50 million                     0.45%
                      $50 - $500 million                     0.40%
                      Above $500 million                     0.35%